EXHIBIT 4(d)

                      [FORM OF FACE OF WARRANT CERTIFICATE]

No.___                            ____ Warrants

                              VOID AFTER ___, 200__

                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                             VISUAL DATA CORPORATON

         This certifies that FOR VALUE RECEIVED, ____________________________ or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant represented hereby entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement of even date herewith (the "Warrant Agreement"), one fully paid and nonassessable share of Common Stock, par value $.0001 per share ("Common Stock"), of VISUAL DATA CORPORATION, a Florida corporation (the "Company"), at any time commencing _______________, 199__, and expiring on the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse side hereof duly executed, at the corporate office of Interwest Transfer Co., Inc., as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00 per share (subject to adjustment) (the "Purchase Price") in the lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby is subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 p.m. (Florida time) on _______, 200__, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of Florida be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (Florida time) the next following day which in the State of Florida is not a holiday or a day on which banks are authorized to be closed.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has


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filed a registration statement registering the offer and sale of the Warrants and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment, with the appropriate transfer fee per certificate in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         The Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant at any time commencing six
(6) months from the date of the Company's Prospectus, upon thirty (30) days' prior written notice, if (i) the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, the Nasdaq SmallCap Market or the National Quotation Bureau, Incorporated, as the case may be, equals or exceeds $7.20 per share for any twenty (20) consecutive trading days ending within thirty (30) days prior to the date of the notice of redemption. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants represented hereby except to receive the $.05 per Warrant upon surrender of this Warrant Certificate. Upon thirty (30) days' prior written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants in compliance with the requirements of Rule 13e-4 to the extent applicable.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                                         VISUAL DATA CORPORATION


Dated__________________, 199__                       By:
                                                        -----------------------
                                                     Name:
                                                          ---------------------
                                                     Title:
                                                           --------------------
                                                     By:
                                                        -----------------------
                                                     Name:
                                                          ---------------------
                                                     Title:
                                                           --------------------

[corporate seal]

Countersigned:

INTERWEST TRANSFER CO., INC.,
as Warrant Agent

By:
   --------------------------
   Authorized Officer

                                        3

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                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

         The undersigned Registered Holder hereby irrevocably elects to exercise ____________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

            ---------------------------------------------------------

            ---------------------------------------------------------

            ---------------------------------------------------------

            ---------------------------------------------------------
                     [please print or type name and address]

and be delivered to

            ---------------------------------------------------------

            ---------------------------------------------------------

            ---------------------------------------------------------

            ---------------------------------------------------------
                     [please print or type name and address]


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated: ____________________                          X
                                                      -------------------------
                                                              Signature
                                                     --------------------------

                                                     --------------------------
                                                               Address

                        ---------------------------------
                         Taxpayer Identification Number

                        ---------------------------------
                              Signature Guaranteed

                        ---------------------------------


THE SIGNATURE TO THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

 FOR VALUE RECEIVED, _________________hereby sells, assigns and transfers unto

                        PLEASE INSERT SOCIAL SECURITY OR
                     OTHER IDENTIFYING NUMBER OF TRANSFEREE

               ---------------------------------------------------

               ---------------------------------------------------

               ---------------------------------------------------

               ---------------------------------------------------
                     [please print or type name and address]


___________of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated: ____________________                          X
                                                      -------------------------
                                                              Signature

                                                     --------------------------


                                                     --------------------------
                                                              Address


                        ---------------------------------
                         Taxpayer Identification Number

                        ---------------------------------
                              Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.